United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 1, 2019

Date of Report (Date of earliest event reported)

GLASSBRIDGE ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

510 Madison Avenue, 9th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 704-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Settlement with PBGC

GlassBidge Enterprises, Inc., (“GlassBridge” or the “Company”)) and the U.S. Pension Benefit Guaranty Corporation (the “PBGC”) entered into an agreement on May 13, 2019 to terminate the Imation Cash Balance Pension Plan (the “Plan”) based on the PBGC’s findings that (i) the Plan did not meet the minimum funding standard required under Section 412 of the Internal Revenue Code of 1986, as amended; (ii) the Plan would be unable to pay benefits when due and (iii) the Plan should be terminated in order to protect the interests of the Plan participants. GlassBridge and all other members of Seller’s controlled group (within the meaning of 29 U.S.C. §1301(a)(14)) (collectively, and including the Company, the “Controlled Group Members”)) were jointly and severally liable to the PBGC for all liabilities under Title IV of ERISA in connection with the Plan’s termination, including unfunded benefit liabilities, due and unpaid Plan contributions, premiums, and interest on each of the foregoing (the “Pension Liabilities”), as a result of which a lien in favor of the Plan, on all property of each Controlled Group Member, arose and was perfected by PBGC (the “Lien”). On October 1, 2019, the Company entered into a settlement agreement (“Settlement Agreement”) with the PBGC. Pursuant to the terms of the Settlement Agreement, GlassBridge shall pay $3,000,000 in cash to PBGC within five days of the date of the execution of the Settlement Agreement (the “Settlement Payment”). On the 95th day after payment of the Settlement Payment, PBGC will be deemed to have released all Controlled Group Members from the Lien.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Settlement Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Orix Transaction

On October 1, 2019, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Orix PTP Holdings, LLC, a Delaware limited liability company (“Orix”). The Purchase agreement provides for the sale of 201 shares of common stock, par value $0.01 per share (the “Purchased Stock”), constituting 20.1% of all issued and outstanding stock of Imation Enterprises Corp., a Delaware corporation and formerly wholly owned subsidiary of GlassBridge (“Imation”) to Orix. The Purchase Agreement further provides for the sale and assignment from GlassBridge to Orix of (i) that certain promissory note, dated as of September 30, 2019, originally issued by Imation in favor of GlassBridge in consideration for the assignment by GlassBridge to Imation of the Levy Claims (defined below), in the original principal amount of $9,000,000 (“Levy Note”) and (ii) that certain promissory note, dated as of September 30, 2019, originally issued by Imation in favor of GlassBridge in connection with the assignment of 11,154 shares of Common Stock, par value 0.0001 per share of Sport-BLX, Inc., a Delaware corporation, in the original principal amount of $4,000,000 (“Sport-BLX Note” and collectively with the Levy Note, the “Notes”). Orix acquired the Purchased Stock and the Notes for a total consideration of $17,562,700 (“Cash Consideration”).

The “Levy Claims” mean the right to receive payments from IMN Capital Holding Inc. in connection with the settlement or final adjudication (without any ability to further appeal by any party) as to all demands, claims, counterclaims, cross-claims, third-party-claims, damages, fees (including attorney’s fees), costs and expenses, brought and raised on any matters arising from the following claims and causes of action:

Company holding the Claim	Jurisdiction	Court or Tribunal	Matter Name and Identifying Number
Imation Europe BV	France	Cour D’Appel De Paris	16/08482 -N° Portalis 35L7- V-B7A-BYR7B

Imation Europe BV	Dutch	District Court of The Hague	C/09/489719/HA ZA 15-659

Under the terms of the Purchase Agreement, the Board of Directors of Imation was expanded from three to five directors, which includes one director designated by Orix.

Also pursuant to the terms of the Purchase Agreement, GlassBridge, Orix and Imation entered into a Stockholders’ Agreement dated as of October 1, 2019 (the “Stockholders Agreement”) pursuant to which Orix may, among other rights and obligations set forth in the Stockholders Agreement, sell back all of its Purchased Shares to GlassBridge at book value after April 1, 2021 and during the three-month period after such date and shall, during the term of the Stockholders Agreement, have the right to purchase all or a portion of the shares owned by GlassBridge in Imation at book value plus 20%, subject to the right of GlassBridge to respond to the notice by Orix to exercise such right by purchasing all of the shares of Orix.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement filed as Exhibit 10.2 hereto, which is incorporated herein by reference.

Transaction Fee to Clinton Group

On September 13, 2019, the Board approved a success fee in connection with the completion of the transactions described above to Clinton Group, Inc., a major shareholder of GlassBridge. The Board approved a fee equal to 15% of the Cash Consideration for its work on the Orix Transaction and 10% of the difference between the gross Pension Liabilities and the Settlement Payment.

Sport-BLX Transaction

GlassBridge made a $1,000,000 demand loan to Sport-BLX, Inc., a Delaware corporation, on October 1, 2019. Certain of the directors and executive officers of Sport-BLX are also directors and executive officers of GlassBridge.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Daniel Strauss

On September 30, 2019, the Board of Directors of Imation approved the appointment of Daniel Strauss, age 35, as Imation’s Chief Executive Officer, and Imation entered into an employment agreement with Daniel Strauss on September 30, 2019, effective on October 1, 2019 (the “Employment Agreement”). The material terms of the Employment Agreement, as approved by the Board of Directors of Imation, are as follows:

●	Daniel’s annual salary will be $175,00 and will be an at-will employee
●	Daniel is eligible to participate in the compensation and benefit programs generally available to Imation’s executive officers (provided that there are currently no benefit programs in place at Imation).

Mr. Strauss has served as the Chief Executive Officer of the Company since March 2019 and Chief Operating Officer since March 2017. Mr. Strauss has been a Portfolio Manager at Clinton Group, Inc., a major shareholder of GlassBridge, since 2010. He has served on the boards of directors of Pacific Mercantile Bancorp (NASDAQ: PMBC) from August 2011 until December 2015 and Community Financial Shares, Inc. (OTC: CFIS) from December 2012 until its sale to Wintrust Financial Corporation in July 2015.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement
10.2	Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2019

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	Chief Executive Officer